Exhibit 99

                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
                                 MARCH 31, 1997



Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended March 31, 1997:

             Net Loss                                                 $ (84,000)
             Add:Amortization expense                                    30,000
                     Depreciation expense                               396,000
             Less:Cash to reserves                                     (292,000)
                                                                      ---------

             Cash Available for Distribution                          $  50,000
                                                                      =========

             Distributions allocated to Limited Partners              $  50,000
                                                                      =========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 1997:


  Entity Receiving                              Form of
    Compensation                             Compensation                                Amount
    ------------                             ------------                                ------
General Partners           Interest in Cash Available for Distribution              $     --

Winthrop Management        Property Management Fee                                  $   86,000





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